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                                                                    EXHIBIT 10.1

                        AGREEMENT OF SALE AND PURCHASE
                        ------------------------------


    This Agreement dated July ___, 1997, by and between EQUITABLE RESOURCES ENERGY COMPANY (herein called "SELLER") and INLAND PRODUCTION COMPANY (herein called "BUYER");

                             W I T N E S S E T H:

    1.  PROPERTY TO BE SOLD AND PURCHASED.  Seller agrees to sell and Buyer
        ---------------------------------
agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests:

        (a) All right, title and interest of Seller in and to oil, gas and/or mineral leases described on EXHIBIT A hereto; and

        (b) All rights, titles and interests of Seller in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders (including, without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and/or declarations) relating to the properties described in subsection (a) above; and

        (c) All rights, titles and interests of Seller in and to all presently existing and valid production sales contracts, operating agreements, and other agreements and contracts which relate to any of the properties described in subsections (a) and (b) above, to the extent and only to the extent such rights, titles and interests are attributable to the properties described in subsections (a) and (b) above; and

        (d) All rights, titles and interests of Seller in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, saltwater disposal facilities, injection facilities, compression facilities, gathering systems, and other equipment) located on the properties described in subsections (a) and (b) above and used in connection with the exploration, development, operation or maintenance thereof, and in and to water rights, permits, licenses, rights of way, easements, and other rights of surface use used in connection with the exploration, development, operation or maintenance, of the properties described in subsections (a) and (b) above, in each case to the extent and only to the extent such rights, titles and interests are attributable to the properties described in subsections (a) and (b) above.

The properties, rights and interests specified in the foregoing subsections (a) and (b), exclusive of the properties, rights and interests excluded below, are herein sometimes collectively called the "OIL AND GAS PROPERTIES," and the properties, rights and interests specified in the foregoing subsections (a),
(b), (c) and (d), exclusive of the properties, rights and interests excluded below, are herein sometimes collectively called the "PROPERTIES". The Properties do

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not include, and there is hereby expressly excepted and excluded therefrom and reserved to Seller, all rights and choses in action, arising, occurring or existing in favor of Seller prior to the Effective Date or arising out of the operation of or production from the Oil and Gas Properties prior to the Effective Date (including, but not limited to, any and all contract rights, claims, receivables, revenues, recoupment rights, recovery rights, accounting adjustments, escrow accounts, mispayments, erroneous payments or other claims of any nature in favor of Seller and relating and accruing to any time period prior to the Effective Date).

    2. PURCHASE PRICE.  The purchase price for the Properties shall be Fifty One
       --------------
Million Three Hundred Forty Two Thousand ($51,342,000) (such amount, unadjusted by any adjustments provided for in this Agreement or agreed to by the parties, being herein called the "BASE PURCHASE PRICE"). Such Base Purchase Price may be adjusted as provided in this Agreement (the Base Purchase Price, as so adjusted, and as the same may otherwise be adjusted by mutual agreement of the parties, being herein called the "PURCHASE PRICE"). The Purchase Price shall be paid in cash, by wire transfer, at the Closing as hereinafter provided.

    3. DEPOSIT.  Not later than the next business day following the execution of
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this Agreement, Buyer has paid to Seller an amount equal to ten percent (10%) of the Base Purchase Price (such amount is being herein called the "DEPOSIT"). In the event the transaction contemplated hereby is consummated in accordance with the terms hereof, the Deposit shall be applied to the Purchase Price to be paid by Buyer at the Closing. In the event Seller defaults on its obligation to close the transaction contemplated hereby in the absence of a default by Buyer, or in the event the Agreement is terminated by Buyer or Seller under Sections 9(a), 9(b), 9(c), 9(d), 10(c), or 10(d), the Deposit shall be returned to Buyer. If the transaction contemplated hereby otherwise fails to close on the Closing Date, Seller shall retain the Deposit. The Deposit shall not bear interest.
THE PARTIES HEREBY ACKNOWLEDGE THAT THE EXTENT OF DAMAGES TO SELLER OCCASIONED
BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT IS A FAIR
AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES AND DOES NOT CONSTITUTE A PENALTY.

    4. REPRESENTATIONS OF SELLER.
       -------------------------

       (a) REPRESENTATIONS.  Seller represents to Buyer that:
           ---------------

           (i) ORGANIZATION AND QUALIFICATION.  Seller is a corporation duly
               ------------------------------
       organized and legally existing and under the laws of its state of incorporation, and is qualified to do business and in good standing in each of the states in which Oil and Gas Properties are located where the laws of such state would require a corporation owning the Oil and Gas Properties located in such state to so qualify.

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

           (ii)   DUE AUTHORIZATION.  Seller has full power to enter into and
                  -----------------
       perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and performance of its obligations hereunder.

           (iii)  APPROVALS.  Other than requirements (if any) that there be
                  ---------
       obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals ("Routine Governmental Approvals") required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing, and except for the requirements of any maintenance of uniform interest provisions contained in any operating or other agreements, to Seller's knowledge (which, as used in this Agreement, shall mean to the actual knowledge of the manager employee of Equitable Resources Energy Co. in charge of the particular function) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any agreement or instrument to which Seller is a party or by which the Properties are bound, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or to the Properties.

           (iv)   VALID, BINDING AND ENFORCEABLE. This Agreement constitutes
                  ------------------------------
       (and the Conveyance provided for herein to be delivered at Closing will, when executed and delivered, constitute) the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

           (v)    LITIGATION.  Except as disclosed on SCHEDULE 4(A)(V) attached
                  ----------
       hereto, there are no pending suits, actions, or other proceedings in which Seller is a party (or, to Seller's knowledge, which have been threatened to be instituted against Seller) which affect the Properties in any material respect (including, without limitation, any actions challenging or pertaining to Seller's title to any of the Properties), or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

       (b) DISCLAIMERS.  THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER
           -----------
   CONTAINED IN SECTION 4(a) ABOVE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING, THE PROPERTIES SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO TITLE TO THE PROPERTIES OR RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF

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    MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY
    PURPOSE, AND, EXCEPT AS PROVIDED OTHERWISE IN THE FIRST SENTENCE OF THIS PARAGRAPH, WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. BUYER SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE PROPERTIES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS, OR NATURALLY OCCURRING RADIOACTIVE MATERIALS ("NORM"). BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTIES, AND BUYER SHALL, EXCEPT AS PROVIDED OTHERWISE HEREIN, ACCEPT ALL OF THE SAME IN THEIR "AS IS, WHERE IS" CONDITION. ALSO WITHOUT LIMITATION OF THE FOREGOING, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, RELATIVE TO PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES OR THE ABILITY OR POTENTIAL OF THE PROPERTIES TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE PROPERTIES OR ANY OTHER MATTERS CONTAINED IN THE PROPRIETARY DATA OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER BY SELLER OR BY SELLER'S AGENTS OR REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR
    ORAL) FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO BUYER ARE PROVIDED BUYER AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

    5.  REPRESENTATIONS OF BUYER.  Buyer represents to Seller that:
        ------------------------

        (a) ORGANIZATION AND QUALIFICATION.  Buyer is a corporation duly
            ------------------------------
   organized and legally existing and under the laws of its state of incorporation, and is qualified to do business and in good standing in each of the states in which Oil and Gas Properties are located where the laws of such state would require a corporation owning the Oil and Gas Properties located in such state to so qualify. Buyer is also qualified to own and operate oil and gas properties with all applicable governmental agencies having jurisdiction over

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    the Properties, to the extent such qualification is necessary or appropriate or will be necessary or appropriate upon consummation of the transactions contemplated hereby (including, without limitation, Buyer has met, or will have met by Closing, all bonding requirements of such agencies).

        (b)  DUE AUTHORIZATION.  Buyer has full power to enter into and perform
             -----------------
    its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and performance of its obligations hereunder.

        (c)  APPROVALS.  Other than requirements (if any) that there be obtained
             ---------
    consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for Routine Governmental Approvals, and except for the requirements of any maintenance of uniform interest provisions contained in any operating or other agreement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any agreement or instrument to which Buyer is a party or by which the Properties are bound, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or to the Properties.

        (d)  VALID, BINDING AND ENFORCEABLE.  This Agreement constitutes (and
             ------------------------------
    the Conveyance provided for herein to be delivered at Closing will, when executed and delivered, constitute) the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

        (e)  NO LITIGATION.  There are no pending suits, actions, or other
             -------------
    proceedings in which Buyer is a party (or, to Buyer's knowledge, which have been threatened to be instituted against Buyer) which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        (f)  KNOWLEDGEABLE BUYER, NO DISTRIBUTION.  Buyer is a knowledgeable
             ------------------------------------
    purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the Properties for purchase, and is acquiring the Properties for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933 as amended (and the rules and regulations pertaining thereto) or in violation of any other applicable securities laws, rules or regulations.

    6.  CERTAIN COVENANTS OF SELLER PENDING CLOSING.  Between the date of this
        -------------------------------------------
Agreement and the Closing Date:

        (a)  ACCESS BY BUYER.
             ---------------

             (i) RECORDS.  Seller will give Buyer, or Buyer's authorized
                 -------
        representatives, at Seller's office and at all reasonable times before the Closing Date, access to Seller's records pertaining to the ownership and/or operation of the Properties (including, without limitation, title files, division order files, and production, severance and ad valorem tax records), for the purpose of conducting due diligence reviews contemplated by Section 7 below. Buyer may make copies of such records, at its expense, but shall, if Seller so requests, return all copies so made if the Closing does not occur; all costs of copying such items shall be borne by Buyer. Seller shall not be obligated to provide Buyer with access to any records or data which Seller considers to be proprietary or confidential to it or which Seller cannot provide to Buyer without, in its opinion, breaching, or risking a breach of, confidentiality agreements with other parties, or waiving, or risking waiving, legal privilege. BUYER RECOGNIZES AND AGREES THAT ALL MATERIALS MADE AVAILABLE TO IT IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, WHETHER MADE AVAILABLE PURSUANT TO THIS SECTION OR OTHERWISE, ARE MADE AVAILABLE TO IT AS AN ACCOMMODATION, AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND AS TO THE ACCURACY AND COMPLETENESS OF SUCH MATERIALS. NO WARRANTY OF ANY KIND IS MADE BY SELLER AS TO THE INFORMATION SUPPLIED TO BUYER OR WITH RESPECT TO PROPERTIES TO WHICH THE INFORMATION RELATES, AND BUYER EXPRESSLY AGREES THAT ANY CONCLUSIONS DRAWN THEREFROM SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.

           (ii)   PHYSICAL INSPECTION.  Seller shall give Buyer, or Buyer's
                  -------------------
        authorized representatives, at all reasonable times before the Closing Date and upon adequate notice to Seller, physical access to the Oil and Gas Properties which Seller operates, for the purpose of inspecting same. Buyer recognizes that some or all of the Properties may be operated by parties other than Seller and that Seller's ability to obtain access to such properties, and the manner and extent of such access, is subject to such third parties. Buyer agrees to comply fully with the rules, regulations and instructions issued by Seller (and, where Properties are operated by other parties, such other parties) regarding the actions of Buyer while upon, entering or leaving the Properties.

           (iii)  EXCULPATION AND INDEMNIFICATION.  If Buyer exercises rights of
                  -------------------------------
        access under this Section or otherwise, or conducts examinations or inspections under this Section or otherwise, then (a) such access, examination and inspection shall be at Buyer's sole risk, cost and expense and Buyer waives and releases all claims against Seller (its affiliates and its and their respective directors, officers, employees, attorneys, contractors and agents) arising in any way therefrom or in any way connected therewith or arising in connection with the conduct of its directors, officers, employees, attorneys, contractors and agents in connection therewith and (b) Buyer shall indemnify, defend and hold harmless Seller (and its affiliates and its and their respective officers, directors, employees, attorneys, contractors and agents) from any and all claims, actions, causes of action liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees), or liens or encumbrances for labor or materials, arising out of or in any way connected with such matters. THE FOREGOING RELEASE AND INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF
        (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE) OF SELLER OR ANY OTHER INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.

        (b)  INTERIM OPERATION.  Seller will continue the operation of the
             -----------------
   Properties in the ordinary course of its business (or, where Seller is not the operator of a Property, will continue its actions as a non-operator in the ordinary course of its business), and will not sell or otherwise dispose of any portion of the Oil and Gas Properties; provided that Seller shall not be obligated to renew or extend expiring leases after the Effective Date unless mutually agreed at Buyer's expense. Seller may make sales or other dispositions of oil, gas and other minerals in the ordinary course of business after production, and may make sales or other dispositions of portions of the Properties other than Oil and Gas Properties so long as (i) such sales or other dispositions are in the ordinary course of business and
   (ii) in the case of equipment, other personal property or fixtures described in Section 1(d) above, such equipment, other personal property or fixtures has become obsolete or is replaced by an item or items of at least equal suitability. Except for those disclosed on SCHEDULE 6(b) attached hereto, Seller will not, without Buyer's consent, propose the drilling of any additional wells, or propose the deepening, plugging back or reworking of any existing wells, or propose the conducting of any other operations which require consent under the applicable operating agreement. Except for those disclosed on SCHEDULE 6(b) attached hereto (with respect to which Seller may take the action or actions disclosed in connection therewith on such SCHEDULE 6(b)), Seller will advise Buyer of any such proposals made by other parties, and will consult with Buyer concerning such proposals, but any decisions with respect to proposals shall be made by Seller in its own discretion, so long as the decisions are made in the ordinary course of business; provided that, if the period for responding to such a proposal extends beyond the Closing Date, Seller will not respond to such proposal unless the Closing does not occur prior to the next to last day allowed to respond (in which case Seller may respond). Without expanding any obligations which Seller may have to Buyer, it is expressly agreed that Seller shall never have any liability to Buyer with respect to operation of a Property greater than that which it might have as the operator to a non-operator under the applicable operating agreement (or, in the absence of such an agreement, under the AAPL 610 (1989 Revision) form Operating Agreement), IT BEING RECOGNIZED THAT, UNDER SUCH AGREEMENTS AND SUCH FORM, THE OPERATOR IS NOT RESPONSIBLE FOR ITS OWN NEGLIGENCE, AND HAS NO RESPONSIBILITY OTHER THAN FOR GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

        (c)  PREFERENTIAL RIGHTS.  Seller will use its best efforts, consistent
             -------------------
    with industry practices in transactions of this type, to identify, with respect to all material Oil and Gas Properties, (i) all preferential rights to purchase ("PREFERENTIAL RIGHTS") which would be applicable to the transactions contemplated hereby and (ii) the names and addresses of parties holding such rights; in attempting to identify such Preferential Rights, and the names and addresses of such parties holding the same, Seller shall in no event be obligated to go beyond its own records. Seller will request, from the parties so identified (and in accordance with the documents creating such rights), execution of waivers of Preferential Rights so identified. Seller shall have no obligation other than to so attempt to identify such Preferential Rights and to so request such execution of waivers of Preferential Rights (including, without limitation, Seller shall have no obligation to assure that such waivers of Preferential Rights are obtained). If a party from whom a waiver of a Preferential Right is requested refuses to give such waiver, Seller will tender to such party the required interest in the Property (at a price equal to the amount specified in EXHIBIT B hereto for such Property, reduced appropriately, as determined by mutual agreement of Buyer and Seller, if less than the entire Property must be tendered), and to the extent that such Preferential Right is exercised by such party, and such interest in such Property is actually sold to such party so exercising such right, such interest in such Property will be excluded from the transaction contemplated hereby and the Purchase Price will be adjusted downward by the amount paid to Seller by the party exercising such right.

    7.  DUE DILIGENCE REVIEWS.
        ---------------------

        (a)  REVIEW BY BUYER.  Buyer may conduct, at its sole cost, such title
             ---------------
    examination or investigation, and other examinations and investigations, as it may in its sole discretion choose to conduct with respect to the Properties in order to determine whether Defects (as below defined) exist. Should, as a result of such examinations and investigations, or otherwise, one or more matters come to Buyer's attention which would constitute a Defect (as below defined), and should there be one or more of such Defects which Buyer is unwilling to waive and close the transaction contemplated hereby notwithstanding the fact that such Defects exist, Buyer shall notify Seller in writing of such Defects as soon as the same are identified by Buyer, but in no event later than August 28, 1997 (such Defects of which Buyer so provides notice are herein called "ASSERTED DEFECTS"). Such notification shall include, for each Asserted Defect, (i) a description of the Asserted Defect and the wells and/or units listed on Exhibit B to which it relates and all supporting documentation reasonably necessary to fully describe the basis for the Defect, (ii) for each applicable well or unit, the size of any variance from "Revenue Interest" or "Working Interest" which does or could result from such Asserted Defect and (iii) the amount by which Buyer would propose to adjust the Purchase Price, based on the amounts attributable to the affected Properties as shown on Exhibit B. All Defects with respect to which Buyer fails to so give Seller notice will be deemed waived for all purposes. All access to Sellers records and the Properties in connection with such due diligence shall be subject and pursuant to Section 6(a) (including, without limitation, the exculpation and indemnification provisions contained in Section 6(a)(iii)).

        (b)  NATURE OF DEFECTS.  The term "DEFECT" as used in this Section shall
             -----------------
   mean the following:

             (i)   NRI OR WI VARIANCES.  Seller's ownership of the Properties is
                   -------------------
        such that, with respect to a well or unit listed on EXHIBIT B hereto, it clearly (A) entitles Seller to receive a decimal share of the oil, gas and other hydrocarbons produced from such unit, or from currently producing completions in such well, which is less than the decimal share set forth on EXHIBIT B in connection with such well or unit as the "Revenue Interest" or (B) causes Seller to be obligated to bear a decimal share of the cost of operation of such well (as to such completions) or unit greater than the decimal share set forth on EXHIBIT B in connection with such well or unit as the "Working Interest" (without at least a proportionate increase in the share of production to which Seller is entitled to receive).

             (ii)  NET ACRE SHORTFALLS.  Seller's ownership of the Properties is
                   -------------------
        such that it clearly entitles Seller to fewer than 23,511 total net undeveloped acres (defined below) in the Certain Townships (below defined). "NET UNDEVELOPED ACRES" shall be computed separately for each lease identified on Exhibit A and shall mean, for each such lease, (a) the number of acres covered by such lease which are located in the Certain Townships and not included in a spacing unit for a producing well, multiplied by (b) the interest in oil and gas covered by such lease in such lands, multiplied by (c) Seller's undivided interest in such lease insofar as it covers such lands (provided that if items (b) and/or (c) vary as to different areas, a separate calculation shall be done for each such area). "TOTAL NET UNDEVELOPED ACRES" shall mean the total of the amounts computed under the preceding sentence for all leases described on Exhibit A covering lands in the Certain Townships. "CERTAIN TOWNSHIPS" means T8S, R15E; T9S, R15E; T8S, R16E; T9S, R16E; T8S, R17E; T9S, R17E; T8S, R18E; and T9S, R18E, Uintah and Duschene Counties, Utah.

             (iii) LIENS.  Seller's ownership of an Oil and Gas Property is
                   -----
        subject to a lien other than (A) a lien for taxes which are not yet delinquent or (B) a mechanic's or materialmen's lien (or other similar lien), or a lien under an operating agreement or similar agreement, to the extent the same relates to expenses incurred which are not yet delinquent or (C) liens which will be released at or before Closing.

             (iv)  PREFERENTIAL RIGHTS.  Seller's ownership of an Oil and Gas
                   -------------------
        Property is subject to a Preferential Right, unless a waiver of such Preferential Right has been obtained with respect to the transaction contemplated hereby or an appropriate tender of the applicable interest has been made to all parties holding such right and, with respect to each such party, either (A) the period of time required for such party to exercise such right has expired without such party exercising such right, or (B) such right has been exercised and the affected portion of the Properties has been excluded from the transactions contemplated hereby (and the Purchase Price adjusted downward) as provided in Section 6(c).

             (v)   IMPERFECTIONS IN TITLE.  Seller's ownership of an Oil and Gas
                   ----------------------
        Property is subject to an imperfection in title which is not such as would normally be waived by persons engaged in the oil and gas business when purchasing properties of a similar size, nature, location and value.

             (vi)  ENVIRONMENTAL MATTERS.  Except as disclosed on SCHEDULE
                   ---------------------
        7(B)(VI), an environmental condition exists as to an Oil and Gas Property which is required to be remediated by applicable environmental laws (below defined) in any material respect ("applicable environmental laws" shall mean all federal, state or local laws, rules, orders or regulations pertaining to health or the environment, including those relating to waste materials and/or hazardous substances).

Notwithstanding anything in the foregoing which may appear to the contrary, a gas imbalance (e.g., a situation where Seller and its predecessors in title to the Properties have taken more or less gas from a well or unit than ownership of the Properties would entitle them to receive) shall not constitute a Defect; provided that an adjustment at Closing may be made for the same pursuant to Section 12(e).

        (c)  SELLER'S RESPONSE.  In the event that Buyer notifies Seller of
             -----------------
    Asserted Defects:

             (i)   CURE. Seller may (but shall have no obligation to) attempt to
                   ----
        cure, prior to Closing, one or more Asserted Defects.

             (ii)  POSTPONE CLOSING. Whether or not Seller has then begun to, or
                   ----------------
        ever begins to, cure one or more Asserted Defects (and whether or not Seller has elected options (iii) or (iv) below with respect to one or more Asserted Defects), Seller may postpone the Closing by designating a new Closing Date not later than October 10, 1997. Notwithstanding any such election to postpone Closing, Seller shall still have no obligation to cure Asserted Defects.

             (iii) INDEMNIFICATION.  At any time, and from time to time, prior
                   ---------------
        to Closing, and regardless of whether or not Seller has then elected any other option or options under this Section as to such Asserted Defect or any other Asserted Defect (including without limitation regardless of whether the procedure under Section 8 is ongoing as to such Asserted Defect), Seller may (but shall have no obligation to) elect, with respect to any Asserted Defect, covered by Sections 7(b)(ii) through
        (v), to indemnify and hold Buyer harmless from and against any actual damages or loss (but specifically excluding consequential, special or similar damages) Buyer may suffer as a result of a third party claim based on such Asserted Defect. If and when such election is made as to an Asserted Defect, such Asserted Defect will be treated under this Agreement as if cured.

             (iv)  ADJUSTMENT. Notwithstanding any other election made under
                   ----------
        this Section (without limitation, it being expressly recognized that Seller may attempt to cure Asserted Defects while acting under this election), Seller may elect to have one or more Asserted Defects handled under Section 8 below.

    8.  CERTAIN PRICE ADJUSTMENTS.
        -------------------------

        (a)  PROCEDURES.  In the event that, as a part of the due diligence
             ----------
    reviews provided for in Section 7 above, Asserted Defects are presented to Seller and Seller is unable (or unwilling) to cure such Asserted Defects prior to Closing, or in the event that Buyer has elected (pursuant to Section 15) to treat an Oil and Gas Property affected by a casualty loss as if it was an Oil and Gas Property affected by an Asserted Defect, then:

             (i)   AGREE UPON ADJUSTMENT. Buyer and Seller shall, with respect
                   ---------------------
        to each Property affected by such matters, attempt to agree upon an appropriate downward adjustment of the Purchase Price to account for such matters; and

             (ii)  EXCLUDE PROPERTY. With respect to each Property as to which
                   ----------------
        Buyer and Seller are unable to agree upon appropriate adjustment with respect to all such matters affecting such Property, such Property will be excluded from the transaction contemplated hereby, and the Purchase Price will be reduced by (a) the amount attributed on EXHIBIT B to the wells located on such Property plus the amount attributed on EXHIBIT B to the units in which such Property participates (but in the case of such units, limited to the portion of such amount which is proportionate to the portion of Seller's interest in such units, respectively, which is attributable to such Property), plus (b) $400 per acre for each net undeveloped acre included on such Property.

If the above procedure is applied to an Asserted Defect (or if Buyer identified a Defect but elected not to assert it as an Asserted Defect) then, regardless of whether an adjustment in the Purchase Price results therefrom, such Defect may not be the subject of any other claims by Buyer against Seller (including, without limitation,the same may not be asserted as the basis for any indemnity under Section 13 hereof).

        (b)  CERTAIN ADJUSTMENTS.  In the event that Buyer raises as an Asserted
             -------------------
    Defect one of the following types of Defects, the Purchase Price shall be adjusted as set forth below in connection with such Defect:

             (i)   NRI VARIANCE/PROPORTIONATE PRICE REDUCTIONS. If the Asserted
                   -------------------------------------------
        Defect is a Defect described in clause (A) of Section 7(b)(i): a downward adjustment equal to the amount determined by multiplying the amount set forth for such well or unit on EXHIBIT B by a fraction (A) the numerator of which is an amount equal to the reduction (from the "Revenue Interest" shown on EXHIBIT B for such well or unit) which has clearly been determined to exist in the decimal share to which Seller is entitled to as a result of its ownership interest in such well or unit and (B) the denominator of which is the "Revenue Interest" shown for such well or unit on EXHIBIT B.

             (ii)  NET ACRES SHORTFALL PROPORTIONATE PRICE REDUCTION. If the
                   -------------------------------------------------
        Asserted Defect is a Defect described in Section 7(b)(ii): a downward adjustment equal to an amount determined by multiplying $400 per acre by the net acre shortfall which has clearly been determined to exist.

If such an adjustment is made, such adjustment will be deemed an adjustment agreed to under Section 8(a)(i) above.

        (c)  POSSIBLE UPWARD ADJUSTMENTS.  Should Seller determine (or should
             ---------------------------
    Buyer, in the course of its due diligence reviews contemplated by Section 7 above, determine) that the ownership of the Properties by Seller entitles Seller to a decimal share of the production from a well or unit listed on EXHIBIT B greater than the decimal share shown as the "Revenue Interest" for such well or unit on such EXHIBIT

    B, then Seller may propose an upward adjustment to the Purchase Price to account for such fact, in which case such adjustment shall be handled in the same manner as provided in Section 8(a) above with respect to adjustments for Asserted Defects. The party making such determination shall notify the other party no later than the Closing Date.

        (d)  LIMITATIONS ON ADJUSTMENTS.  If the Purchase Price reductions (or
             --------------------------
    increases) which result from the above provided for procedure do not exceed in the aggregate two percent (2%) of the Base Purchase Price, then no adjustment of the Purchase Price shall occur, and none of the Oil and Gas Properties which would be excluded by such procedure shall be excluded. If the Purchase Price reductions (or increases) which result from the above provided for procedure exceed in the aggregate two percent (2%) of the Base Purchase Price, the Purchase Price shall be adjusted by the amount by which such reduction (or increase) exceeds two percent (2%) of the Base Purchase Price.

    9.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.  The obligations of
        ------------------------------------------------
Buyer under this Agreement are subject to each of the following conditions being met:

        (a)  REPRESENTATIONS TRUE AND CORRECT.  Each and every representation of
             --------------------------------
    Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.

        (b)  COMPLIANCE WITH COVENANTS AND AGREEMENTS.  Seller shall have
             ----------------------------------------
    performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant and agreement required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

        (c)  PRICE ADJUSTMENT LIMITATIONS.  The aggregate downward adjustment
             ----------------------------
    (if any) of the Purchase Price which results from the procedures set forth in Sections 6(c), 8 and 15 does not exceed fifteen (15%) percent of the Base Purchase Price.

        (d)  LITIGATION.  No suit, action or other proceedings shall, on the
             ----------
    date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transactions contemplated by this Agreement, other than litigation instituted by Buyer or any affiliate of Buyer.

If any such condition on the obligations of Buyer under this Agreement is not met as of the Closing Date, and Buyer is not in breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated. In the event such a termination by Buyer occurs, the parties shall have no further obligations to one another hereunder (other than the obligations under Sections 6(a)(iii) and 14 hereof, all of which will survive such termination), and the Deposit will be refunded to Buyer. With respect to any condition set forth above (other than condition (c) or (d)) which is not met (and which is asserted by Buyer as a failure of one of its conditions of Closing), and for which the reasons why such condition is not met relate to some, but less than all, of the Properties, Seller may require that such failure of such condition to be met be treated as an uncured Asserted Defect and handled in accordance with the process set forth in Section 8 above, and, if Seller so requires such handling, such condition will be considered met for the purposes of this Section.

    10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.  The obligations of
        -------------------------------------------------
Seller under this Agreement are subject to the each of the following conditions being met:

        (a)  REPRESENTATIONS TRUE AND CORRECT.  Each and every representation of
             --------------------------------
    Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Seller.

        (b)  COMPLIANCE WITH COVENANTS AND AGREEMENTS.  Buyer shall have
             ----------------------------------------
    performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant and agreement required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

        (c)  PRICE ADJUSTMENT LIMITATIONS.  The aggregate downward adjustment
             ----------------------------
    (if any) to the Base Purchase Price which results from the procedures set forth in Sections 8 and 15 does not exceed fifteen (15%) percent of the Base Purchase Price.

        (d)  LITIGATION.  No suit, action or other proceedings shall, on the
             ----------
    date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transactions contemplated by this Agreement, other than litigation instituted by Seller or any affiliate of Seller.

If any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, and Seller is not in breach of its obligations hereunder, this Agreement may, at the option of Seller, be terminated. In the event such a termination by Seller occurs, the parties shall have no further obligations to one another hereunder (other than the obligations under Sections 6(a)(iii) and 14 hereof, all of which will survive such termination), and the Deposit will be refunded to Buyer or retained by Seller as provided in Section 3 hereof.

    11. CLOSING.
        -------

        (a)  ACTIONS AT CLOSING.  The closing (herein called the "CLOSING") of
             ------------------
    the transaction contemplated hereby shall take place in the offices of Seller, at 5555 San Felipe, Suite 2100, Houston, Texas 77056, on September 30, 1997, at 10:00 a.m., local time, or at such other date and time (i) as the Buyer and Seller may mutually agree upon or (ii) to which Seller may postpone the Closing pursuant to Section 7 hereof (such date and time, as changed pursuant to clauses (i) and (ii), being herein called the "CLOSING DATE"). At the Closing:

             (i)   DELIVERY OF CONVEYANCE.  Seller shall execute, acknowledge
                   ----------------------
        and deliver to Buyer a conveyance of the Properties (the "CONVEYANCE"), in the form attached hereto as ANNEX I (and with EXHIBIT A hereto being attached thereto as EXHIBIT A), effective as to runs of oil and deliveries of gas and for all other purposes as of 7 o'clock a.m., local time at the locations of the Properties, respectively, on April 1, 1997 (herein called the "EFFECTIVE DATE").

             (ii)  FEDERAL AND STATE CONVEYANCE FORMS.  Seller shall execute
                   ----------------------------------
        (and, where required, acknowledge) and deliver to Buyer forms of conveyance or assignment as required by the applicable authorities for transfers of interests in state or federal leases included in the Oil and Gas Properties.

             (iii) LETTERS IN LIEU.  If Buyer so requests, Seller shall execute
                   ---------------
        and deliver to Buyer letters in lieu of transfer orders (or similar documentation), in form acceptable to both parties.

             (iv)  TURN OVER POSSESSION.  Seller shall, to the extent Seller
                   --------------------
        can do so, turn over possession of the Properties.

             (v)   PAYMENT TO SELLER.  Buyer shall deliver to the Seller, by
                   -----------------
        wire transfer of immediately available funds to an account designated by Seller in a bank located in the United States, an amount equal to (A) the Purchase Price, less or plus (as the case may be) (B) any adjustments under this Agreement which are to be made at Closing, less
        (C) the Deposit, plus (D) interest at the Agreed Rate (below defined) on an amount equal to (I) the Base Purchase Price less (II) the Deposit, from the Effective Date to Closing. The "AGREED RATE" shall mean a rate per annum equal the lesser of (i) the Prime Rate in effect from time to time, as published in The Wall Street Journal under the caption "Money
                              ----------------------
        "Money Rates" (provided, that in the event The Wall Street Journal
                                                   -----------------------
        shall publish a split Prime Rate, the higher of such Prime Rates shall apply) and (ii) the maximum interest rate permitted by applicable law.

             (vi)  SUCCESSION BY BUYER.  Buyer shall, (A) furnish to Seller such
                   -------------------
        evidence (including, without limitation, evidence of satisfaction of all applicable bonding requirements) as Seller may require that Buyer is qualified with the applicable authorities to succeed Seller as the owner and, where applicable, operator of the Properties, (B) with respect to properties operated by Seller where Buyer is to succeed Seller as operator, execute and deliver to Seller appropriate evidence reflecting change of operator as required by applicable authorities, and (C) execute and deliver to Seller such forms as Seller may reasonably request for filing with the applicable authorities to reflect Buyer's assumption of plugging and abandonment liabilities with respect to the wells located on the Properties or on units in which the Properties participate.

             (vii) NON FOREIGN STATUS AFFIDAVIT.  If Buyer so requests, each
                   ----------------------------
        party Seller will execute and deliver to Buyer an affidavit or other certification (as permitted by such code) that such party is not a "foreign person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986 as amended (i.e., such party is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and regulations promulgated thereunder).

        (b)  POST CLOSING ACTIONS.
             --------------------

             (i)   NOTIFICATIONS BY BUYER.  Immediately after the Closing,
                   ----------------------
        Buyer shall notify all applicable operators, non-operators, oil and gas purchasers, and government agencies that it has purchased the Properties.

             (ii)  TRANSFER OF FILES.  Seller will use its best efforts to
                   -----------------
        deliver to Buyer, at Buyer's expense and within 45 days after Closing, all of Seller's lease files, abstracts and title opinions, division order files, production records, well files, accounting records (but not including general financial accounting or tax accounting records), and other similar files and records which directly relate to the Properties, other than those which Seller considers to be proprietary or confidential to it or which Seller cannot provide to Buyer without, in its opinion, breaching, or risking a breach of, confidentiality agreements with other parties, or waiving, or risking waiving, legal privilege. Seller may, at its election, make and retain copies of any or all such files. Buyer shall preserve all files so delivered by Seller of a period of ten years following Closing and will allow Seller access (including, without limitation, the right to make copies at Seller's expense) to such files at all reasonable times; specifically in this connection (but not in limitation of the foregoing) Buyer recognizes that Seller has received certain information requests from the United States regarding payment of royalties on federal leases which, in order to respond to, Seller will need access to such files.

             (iii) OPERATIONAL TRANSITION.
                   ----------------------

                   (A)  OPERATIONS.  For a reasonable period of time after
                        ----------
             Closing, Buyer and Seller shall cooperate with respect to transition activities as to Properties where Buyer succeeds Seller as operator. IT IS RECOGNIZED THAT THERE IS NO ASSURANCE GIVEN BY

             SELLER THAT BUYER SHALL SUCCEED SELLER AS OPERATOR OF ANY PROPERTY WHERE OTHER PARTIES OWN INTERESTS IN THE WELLS LOCATED THEREON. To the extent Seller remains an operator after Closing (which it shall have no obligation to do), it shall serve as operator under the applicable operating agreement in the manner provided by such agreement (or, in the absence of such an agreement, in the manner contemplated by the AAPL610 (1989) form Operating Agreement). For each Property for which Seller continues to so operate after Closing, Seller shall be entitled to receive, for each calendar month for which it operates such Property for any part of such month, (i) if such Property is covered by an operating agreement, the overhead charge provided for in such agreement, and (ii) if such Property is not covered by an operating agreement, an overhead charge (to be paid by Buyer to Seller) equal to the per month overhead charge provided for under Section 12(a) for wells not covered by operating agreements. When Buyer takes over operation of a Property, it will reimburse Seller for (i) all outstanding joint interest billing receivables which relate to billings rendered since the Effective Date, and (ii) all unbilled joint interest expenses (including overhead charges), and the collection of the same will thereafter be the responsibility of, and for the account of, Buyer. Except to the extent Seller continues to so operate one or more Properties after Closing (which, as provided above, it has no obligation to do), or continues to provide disbursement services as provided for in subsection (B) below, any additional services provided by Seller to Buyer shall be at Seller's sole discretion, and, to the extent Seller elects to provide any such additional services, the nature, manner of performance and compensation to Seller for such services shall be the subject of a separate agreement between Seller and Buyer.

                   (B)  CERTAIN DISBURSEMENTS.  With respect to each Oil and Gas
                        ---------------------
             Property with respect to which Seller is disbursing proceeds of production attributable to other parties entitled thereto, (i) Seller shall continue to collect proceeds of production up to the end of the month in which Closing occurs (or, if Buyer is, despite its best efforts, unable to commence making disbursements as to some Properties at such time, such later date (but not to exceed the end of the month falling 3 months after Closing) requested by Buyer as to such Properties), and shall be responsible for making disbursements, in accordance with its normal procedures (and at normal times), of such proceeds of production so collected to the parties entitled to same, with any proceeds of production thereafter collected by Seller to be promptly forwarded to Buyer (who shall thereafter account for same to the parties entitled thereto) and (ii) Seller shall, as promptly as possible after Closing, deliver to Buyer (A) a copy of its "pay list" for each such Property and (B) a list of all parties for whom it is holding in suspense proceeds of production. It is understood and agreed that Seller does not represent or warrant to Buyer the accuracy of the "pay lists" and other data so delivered. Upon Closing, Buyer shall become responsible for all disbursements of proceeds of production (including, without limitation, those disbursements made by Seller on Buyer's behalf) and such disbursement activities shall be included in the matters which Buyer assumes, and indemnifies Seller with respect to, under Section 13 below. With respect to each well for which Seller so provides such disbursement services after Closing, Seller shall be paid by Buyer an amount equal to $200 for each month for which it provides such services for such well (beginning with the month in which Closing occurs).

             (C)   RESPONSIBILITIES AND INDEMNIFICATION.  To the extent Seller
                   ------------------------------------
        so operates any Property after Closing, or so provides disbursement services (or agrees to provide additional services), its obligations to Buyer with respect to such services shall be no greater than those which it would have as an operator to a non-operator under the applicable operating agreement (or, in the absence of an operating agreement, under the AAPL610 (1989 Revision) form Operating Agreement), IT BEING RECOGNIZED THAT, UNDER SUCH AGREEMENTS AND SUCH FORM, THE OPERATOR IS NOT RESPONSIBLE FOR ITS OWN NEGLIGENCE, AND HAS NO RESPONSIBILITY OTHER THAN FOR GROSS NEGLIGENCE OR WILFUL MISCONDUCT. SELLER'S ACTIONS IN PROVIDING SUCH SERVICES WILL BE COVERED BY THE INDEMNIFICATIONS PROVIDED BY BUYER UNDER SECTION 13 BELOW.

    12. CERTAIN ACCOUNTING ADJUSTMENTS.
        ------------------------------

        (a)  ADJUSTMENTS FOR REVENUES AND EXPENSES.  Appropriate adjustments
             -------------------------------------
    shall be made between Buyer and Seller so that (i) Buyer will bear all expenses which are incurred in the operation of the Properties after the Effective Date, including, without limitation, all drilling costs, all capital expenditures, all overhead charges under applicable operating agreements (regardless of whether such operating agreements are with third parties or related entities and regardless of whether Seller is the operator or a non-operator), all other overhead charges actually charged by third parties, and, where Seller is the operator of a well and there is no operating agreement, overhead at the rate of $550 per well per month (prorated for any period less than one month) for each month or part thereof between the Effective Date and Closing, and Buyer will receive all proceeds (net of applicable production, severance, and similar taxes) from sales of oil, gas and/or other minerals which are produced from (or attributable to) the Properties and which are produced after the Effective Date, and (ii) Seller will bear all expenses which are incurred in the operation of the Properties before the Effective Date and Seller will receive all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals which were produced from (or attributable to) the Properties and which were produced before the Effective Date. It is agreed that, in making such adjustments: (i) oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks located on the Oil and Gas Properties (or located elsewhere but used by Seller to store oil produced from, or attributable to, the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date,
    (ii) ad valorem and similar taxes assessed for periods prior to the Effective Date shall be borne by Seller and ad valorem taxes assessed for periods on or after the Effective Date shall be borne by Buyer (ad valorem and similar taxes shall be considered assessed for the period for which they are stated to be assessed, even if the same are based on production or other activities occurring in prior periods), (iii) ad valorem and similar taxes assessed with respect to a period which the Effective Date splits shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), (iv) prepaid expenses attributed to periods after the Effective Date, but paid prior to the Effective Date, shall be treated as expenses for the period after the Effective Date, (v) the provisions of Section 18(c) shall be given effect as if the same had taken effect on the Effective Date, (vi) casualty losses shall be handled in accordance with Section 15, and (vii) no consideration shall be given to the local, state or federal income tax liabilities of any party.

        (b)  INITIAL ADJUSTMENT AT CLOSING.  At least 5 days before the Closing
             -----------------------------
    Date, Seller shall provide to Buyer a statement showing its computations of the amount of the adjustments provided for in subsection (a) above based on amounts which prior to such time have actually been paid or received by Seller. Such statement shall also reflect any other adjustments provided for under this Agreement. Buyer and Seller shall attempt to agree upon such adjustments prior to Closing, provided that if agreement is not reached, Seller's computation shall be used at Closing, subject to further adjustment under subsections (c) and (d) below. If the amount of adjustments so determined which would result in a credit to Buyer exceed the amount of adjustments so determined which would result in a credit to Seller, Buyer shall, as provided in Section 11 above, receive a credit at Closing for the amount of such excess, and, if the converse is true, then, as provided in
    Section 11 above, the amount to be paid by Buyer to Seller at Closing shall be increased by the amount of such excess.

        (c)  ADJUSTMENT POST CLOSING.  On or before 120 days after Closing,
             -----------------------
    Buyer and Seller shall review any additional information which may then be available pertaining to the adjustments provided for in subsection (a) above, shall determine if any additional adjustments should be made beyond those made at Closing (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in the adjustments made at Closing), and shall make any such adjustments by appropriate payments from Seller to Buyer or from Buyer to Seller.

        (d)  ADDITIONAL ADJUSTMENTS.  Should any additional items which would be
             ----------------------
    the subject of adjustments provided for in subsection (a) above come to the attention of Buyer or Seller after such adjustments under subsection (c) are concluded, but prior to the end of two years following Closing, such adjustments shall be made by appropriate payments from Buyer to Seller or from Seller to Buyer. Except for any of such adjustments under the preceding sentence, no further adjustments shall be made under this Section 12, and should any expenses (or revenues) with regard to the Properties be charged to (or received by) Seller or Buyer after two years following Closing, the same shall be borne by (or in the case of revenues received by) Buyer, regardless of the periods to which the same relate, unless the same are revenues related to claims identified by Seller before the end of such two year period (and of which Seller gives Buyer notice before the end of such two year period), which revenues shall belong to Seller.

        (e)  IMBALANCE ADJUSTMENTS.  At Closing, Buyer and Seller shall, based
             ---------------------
    upon data available at that time, determine (i) the total amount of "overproduction" of gas as of the Effective Date with respect to the wells and units listed on Exhibit B (e.g. volumes of gas, measured in mcf, taken from such wells and units by the Seller and its predecessors in title to the Properties in excess of those volumes, measured in mcf, which the ownership of the Properties would entitle them to receive) and (ii) total amount of "underproduction" of gas as of the Effective Date with respect to wells and units listed in Exhibit B (e.g. the amount by which the volumes of gas, measured in mcf, from such wells and units which the ownership of the Properties by Seller and its predecessors in title thereto entitle them to take exceeds the volumes, measured in mcf, taken from such wells by Seller and such predecessors). If the total amount of overproduction (as so determined) exceeds the total amount of underproduction (as so determined), then Buyer shall, as provided in Section 11 above, receive a credit against the Purchase Price equal to $1.50 times such excess. If the total amount of underproduction (as so determined) exceeds the total amount of overproduction (as so determined), then, as provided in Section 11 above, the amount to be paid by Buyer to Seller at Closing shall be increased by an amount equal to $1.50 times such excess.

        (f)  ADJUSTMENTS FOR JONAH UNIT ACCOUNTS RECEIVABLE.  Seller holds
             ----------------------------------------------
    accounts receivable from certain other working interest owners in the Jonah Unit in the Monument Butte Field in Utah. Such accounts receivable will be assigned to Buyer at Closing, and the amount paid by Buyer to Seller at Closing shall be increased by an amount equal to the then outstanding balance of such accounts receivable plus any accrued interest thereon.

    13. ASSUMPTION AND INDEMNIFICATION.
        ------------------------------

        (a)  BUYER'S INDEMNITY.  Buyer shall, on the date of Closing, agree
             -----------------
    (and, upon the delivery to Buyer of the Conveyance, shall be deemed to have agreed), (i) to assume, and to timely pay and perform, all duties, obligations and liabilities relating to the acquisition, ownership and/or operation of the Properties on and after the Effective Date (including, without limitation, those arising under the contracts and agreements described in Section 1(c) above and the lease referred to in Section 1(e) above), and (ii) to indemnify and hold Seller, its affiliates, and its and their directors, officers, employees, attorneys, contractors and agents harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the acquisition, ownership and/or operation of the Properties on and after the Effective Date. In connection with (but not in limitation of) the foregoing, it is specifically understood and agreed that such duties, obligations and liabilities arising out or otherwise relating to the acquisition, ownership and/or operation of the Properties on and after the Effective Date shall be deemed to include all matters arising out of the condition of the Properties on the Effective Date (including, without limitation, within such matters all obligations to properly plug and abandon, or replug and re-abandon, wells located on the Properties, to restore the surface of the Properties and to comply with, or to bring the Properties into compliance with, applicable environmental laws, rules, regulations and orders, including conducting any remediation activities which may be required on or otherwise in connection with activities on the Properties), regardless of whether such condition or the events giving rise to such condition arose or occurred before or after the Effective Date, and the assumptions and indemnifications by Buyer provided for in the first sentence of this section shall expressly cover and include such matters; provided however that it is expressly agreed that any waste, contaminants, substances, or materials that were shipped, transferred, removed, or disposed of off the Properties prior to Closing ("PRE-CLOSING SHIPPED MATERIALS") are the sole responsibility of Seller.

        (b)  SELLER'S INDEMNITY. Except for matters covered by Buyer's indemnity
             ------------------
    under Section 13(a) above, Seller shall, on the date of Closing, agree (and, upon the delivery to Buyer of the Conveyance shall be deemed to have agreed) to indemnify and hold Buyer, its affiliates, and its and their directors, officers, employees, attorneys, contractors and agents harmless from and against any and all third party (not affiliated with Buyer) claims, actions, causes of action, liabilities, damages,losses, costs or expenses (including, without limitation, court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the ownership and/or operation of the Properties prior to the Effective Date; provided that it is expressly understood that Seller's indemnity includes claims related to Pre-closing Shipped Materials.

        (c)  CERTAIN PROVISIONS APPLICABLE TO INDEMNIFICATION.  THE FOREGOING
             ------------------------------------------------
    ASSUMPTIONS AND INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS OR LIABILITIES, OR SUCH CLAIMS,

    ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.

    14. NO COMMISSIONS OWED.  Seller agrees to indemnify and hold harmless
        -------------------
Buyer (and its affiliates, and its and their respective officers, directors, employees, attorneys, contractors and agents) from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Buyer agrees to indemnify and hold harmless Seller (and its affiliates and its and their respective officers, directors, employees, attorneys, contractors and agents) from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

    15. CASUALTY LOSS.  In the event of damage by fire or other casualty to
        -------------
the Properties prior to the Closing, this Agreement shall remain in full force and effect, and in such event

        (a)  OIL AND GAS PROPERTIES.  As to each such Property so damaged which
             ----------------------
    is an Oil and Gas Property, then (unless Seller elects to repair such damage, which Seller shall have no obligation to do, in which case all rights to insurance proceeds, and claims against third parties, related thereto shall belong to Seller), at Buyer's election, either (i) such Property shall be treated as if it had an Asserted Defect associated with it and the procedure provided for in Section 8 shall be applicable thereto (in which case, unless Buyer and Seller agree to the contrary, all rights to insurance proceeds, and claims against third parties, related thereto shall belong to Seller), or (ii) the Purchase Price will not be adjusted, and Seller shall, at Seller's election, either collect (and when collected pay over to Buyer) any insurance claims related to such damage, or assign to Buyer such insurance claims, and, in either event, Buyer shall take title to the Property affected by such loss without reduction of the Purchase Price.

        (b)  OTHER PROPERTIES.  As to each such Property so damaged which is
             ----------------
    other than an Oil and Gas Property, Seller shall, at Seller's election, either (i) repair such damage or replace such Property, (ii) collect for (and when collected pay over to Buyer) any insurance claims related to such damage, or (iii) assign to Buyer any insurance claims related to such damage, and Buyer shall take title to the Property affected by such loss without reduction of the Purchase Price.

Seller has no obligation to carry insurance coverage (or, if it carries insurance, to keep such insurance in force or to carry any particular types or amounts of coverage), and in the event of a loss which is not covered by insurance, Seller shall have no obligation to Buyer with respect thereto.

    16. NOTICES.  All notices and other communications required under this
        -------
Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service which provides a receipt, by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

    If to Buyer:  475 17th Street, Suite 1500
                  Denver, Colorado 80202
                  Fax No. 303/296-4070
                  Attn: Kyle R. Miller

    If to Seller: 5555 San Felipe, Suite 2100
                  Houston, Texas  77056
                  Fax No.: 281-602-2167

                  with copy to:      420 Boulevard of the Allies
                                     Pittsburgh, Pennsylvania  15219
                                     Fax No.:  412-553-6105
                                     Attn:  Law Department

and shall be considered delivered on the date of receipt. Either Buyer or Seller may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address.

    17. SURVIVAL OF PROVISIONS, LIMITATION ON DAMAGES.  All representations
        ---------------------------------------------
and warranties made herein by Buyer and Seller shall be continuing and shall be true and correct on and as of the date of Closing with the same force and effect as if made at that time (and shall inure to the benefit of the respective successors and assigns of Buyer and Seller), and all of such representations and warranties shall survive the Closing and the delivery of the Conveyance indefinitely. The provisions of Section 11 (to the extent the same are, by mutual agreement, not performed at Closing), and Sections 12, 13(a), 13(c), 14, 16, 17 and 18 shall (subject to any limitations set forth therein) survive the Closing and delivery of the Conveyance indefinitely. The provisions of Section 13(b) shall terminate two (2) years after Closing (except with respect to claims definitively identified by Buyer, by notice in writing to Seller, prior to the expiration of such two (2) years period) (the obligations which are limited as to survival by this sentence are hereinafter called "CERTAIN SURVIVING OBLIGATIONS"). As additional limitations, Seller shall (a) have no liability for the Certain Surviving Obligations until the amount of the Certain Surviving Obligations exceeds an amount ("DEDUCTIBLE AMOUNT") equal to three percent (3%) of the Base Purchase Price, and then Seller shall be liable for the Certain Surviving Obligations only to the extent they exceed such Deductible Amount, and (b) have no liability for the Certain Surviving Obligations to the extent the total of the Certain Surviving Obligations would exceed (exclusive of the Deductible Amount) an amount equal to seven percent (7%) of the Base Purchase Price. Notwithstanding anything herein which may appear to the contrary, (i) neither party shall have any obligations with respect to this Agreement or the transaction contemplated hereby for any special, consequential or punitive damages and (ii) Seller's liability with respect to this Agreement and the transaction contemplated hereby shall never exceed the Purchase Price (less any amounts credited against the Purchase Price pursuant to Section 12).

    18. MISCELLANEOUS MATTERS.
        ---------------------

        (a)  FURTHER ASSURANCES.  After the Closing, Seller and Buyer shall
             ------------------
    execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the Properties to Buyer and to otherwise carry out the transaction contemplated hereby.

        (b)  LIKE KIND EXCHANGE.  Seller may elect to structure this transaction
             ------------------
    as a like-kind exchange pursuant to section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, with respect to any or all of the Properties (a "LIKE-KIND EXCHANGE") at any time prior to the date of Closing. In order to effect a Like-Kind Exchange, Buyer shall cooperate and do all acts as may be reasonably required or requested by Seller with regard to effecting the Like-Kind Exchange, including, but not limited to, permitting Seller to assign its rights under this Agreement to a qualified intermediary of Seller's choice in accordance with Treasury Regulation (S) 1.1031(k)-1(g)(4) or executing additional escrow instructions, documents, agreements or instruments to effect an exchange; provided, however, Buyer shall incur no expense in connection with such Like-Kind Exchange and Buyer shall not be required to take title to any property other than the Properties in connection with the Like-Kind Exchange, and Buyer's possession of the Properties will not be delayed by reason of any such Like-Kind Exchange.

        (c)  GAS IMBALANCES, MAKEUP OBLIGATIONS.  Without limitation on any
             ----------------------------------
    other provision of this Agreement, it is expressly understood and agreed that, upon the occurrence of Closing, but effective as of the Effective Date, Buyer shall succeed to and assume the position of Seller with respect to all gas imbalances and make-up obligations related to the Properties (regardless of whether such imbalances or make-up obligations arise at the wellhead, pipeline, gathering system or other level, and regardless of whether the same arise under contract or otherwise). As a result of such succession, Buyer shall (i) be entitled to receive any and all benefits which Seller would have been entitled to receive by virtue of such position (including, without limitation, rights to produce and receive volumes of production in excess of volumes which it would otherwise be entitled to produce and receive by virtue of ownership of the Properties and rights to receive cash balancing payments), and (ii) be obligated to suffer any detriments which Seller would have been obligated to suffer by virtue of such position (including, without limitation, the obligation to deliver to others production volumes which would have otherwise been attributable to its ownership of the Properties, to deliver production to purchasers hereof without receiving full payment therefor, or to make cash balancing payments or to repay take or pay payments) and (iii) shall be responsible for any and all royalty obligations with respect to such imbalances (including, without limitation, any of the same arising out of royalties having been paid on an "entitlements" basis rather than a "receipts" basis).

        (d)  DECEPTIVE TRADE PRACTICES WAIVER.  To the extent applicable to the
             --------------------------------
    transaction contemplated hereby or any portion thereof, Buyer waives the provisions of the Texas Deceptive Trade Practices Act (Sections 17.41 through 17.63, inclusive of the Texas Business and Commerce Code, other than
    Section 17.555 which is not waived, and any comparable act in any other state in which the Properties are located. In connection with such waiver, Buyer hereby represents warrants to Seller that Buyer (i) is in the business of seeking or acquiring by purchase or lease, goods, or services, for commercial or business use, (ii) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction contemplated hereby, (iii) is not in a significantly disparate bargaining position and (iv) has assets of $5,000,000 or more according to its most recent financial statement.

        (e)  PARTIES BEAR OWN EXPENSES.  Each party shall bear and pay all
             -------------------------
    expenses (including, without limitation, legal fees) incurred by it in connection with the transaction contemplated by this Agreement.

        (f)  NO SALES TAXES.  No sales, transfer or similar tax will be
             --------------
    collected at Closing from Buyer in connection with this transaction. If, however, this transaction is later deemed to be subject to sales, transfer or similar tax, for any reason, Buyer agrees to be solely responsible, and shall indemnify and hold Seller (and its affiliates, and its and their directors, officers, employees, attorneys, contractors and agents) harmless, for any and all sales, transfer or other similar taxes (including related penalty, interest or legal costs) due by virtue of this transaction on the Properties transferred pursuant hereto and the Buyer shall remit such taxes at that time. Seller and Buyer agree to cooperate with each other in demonstrating that the requirements for exemptions from such taxes have been met.

        (g)  ENTIRE AGREEMENT.  This Agreement contains the entire understanding
             ----------------
    of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter; provided that any Confidentiality Agreement executed by Buyer and Seller in connection with the transaction contemplated hereby remains in full force and effect and is not superseded or modified by this Agreement.

        (h)  AMENDMENTS, WAIVERS.  This Agreement may be amended, modified,
             --------------------
    supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

        (i)  NO PRESS RELEASES.  Except as may be required under applicable law,
             -----------------
    prior to Closing neither party shall make any public announcement with respect to the transaction contemplated hereby without the consent of the other party.

        (j)  CHOICE OF LAW.  Without regard to principles of conflicts of law,
             -------------
    this Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Texas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America, except that, to the extent that the law of a state in which a portion of the Properties is located (or which is otherwise applicable to a portion of the Properties) necessarily governs, the law of such state shall apply as to that portion of the property located in (or otherwise subject to the laws of) such state.

        (k)  HEADINGS, TIME OF ESSENCE, ETC.  The descriptive headings contained
             ------------------------------
    in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Within this Agreement words of any gender shall be held and construed to cover any other gender, and words in the singular shall be held and construed to cover the plural, unless the context otherwise requires. Time is of the essence in this Agreement.

        (l)  NO ASSIGNMENT.  Neither party shall have the right to assign its
             -------------
    rights under this Agreement, without the prior written consent of the other party first having been obtained.

        (m)  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding on and
             ----------------------
    inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (n)  COUNTERPART EXECUTION.  This Agreement may be executed in
             ---------------------
    counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

   IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.


INLAND PRODUCTION COMPANY                EQUITABLE RESOURCES ENERGY COMPANY



By:                                      By:
    --------------------------------         --------------------------------
    Name:                                    Name:
         ---------------------------              ---------------------------
    Title:                                   Title:
          --------------------------               --------------------------

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------


Annexes -    I  Conveyance Form

Schedules -  4(a)(v)   Litigation Disclosures
             6(b)      AFE items pending, and permitted elections
             7(b)(vi)  Environmental matters excluded from Defects


Exhibits -         A   Lease Descriptions
                   B   Wells and Units with WI & NRI and allocated price

                                    ANNEX I
                                    -------

                                CONVEYANCE FORM
                                ---------------

      EQUITABLE RESOURCES ENERGY COMPANY (herein called "GRANTOR"), for Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto INLAND PRODUCTION COMPANY (herein called "GRANTEE"), whose address is 475 17th Street, Suite 1500, Denver, Colorado 80202, the following described properties, rights and interests:

      (a) All right, title and interest of Grantor in and to oil, gas and/or mineral leases described on EXHIBIT A hereto; and

      (b) All rights, titles and interests of Grantor in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders (including, without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and/or declarations) relating to the properties described in subparagraph (a) above, to the extent and only to the extent such rights, titles and interests are attributable to the properties described in subsection (a) above; and

      (c) All rights, titles and interests of Grantor in and to all presently existing and valid production sales contracts, operating agreements, and other agreements and contracts which relate to any of the properties described in subparagraphs (a) and (b) above, to the extent and only to the extent such rights, titles and interests are attributable to the properties described in subparagraphs (a) and (b) above; and

      (d) All rights, titles and interests of Grantor in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, saltwater disposal facilities, other injection facilities, compression facilities, gathering systems, and other equipment) located on the properties described in subparagraphs (a) and (b) above and used in connection with the exploration, development, operation or maintenance thereof, and in and to water rights, permits, licenses, rights of way, easements, and other rights of surface use used in connection with the exploration, development, operation or maintenance, of the properties described in subparagraphs (a) and (b) above, in each case to the extent and only to the extent such rights, titles and interests are attributable to the properties described in subparagraphs (a) and (b) above.

The properties, rights and interests specified in the foregoing subparagraphs
(a), (b), (c), (d) and (e), exclusive of the properties, rights and interests excluded below, are herein sometimes collectively called the "PROPERTIES". The Properties do not include, and there is hereby expressly excepted and excluded therefrom and reserved to Grantor, all rights and choses in action, arising, occurring or existing in favor of Grantor prior to the Effective Date or arising out of the operation of or production from the Properties prior to the Effective Date (including, but not limited to, any and all contract rights, claims, receivable, revenues, recoupment rights, recovery rights, accounting adjustments, mispayments, erroneous payments or other claims of any nature in favor of Grantor and relating and accruing to any time period prior to the Effective Date).

      TO HAVE AND TO HOLD the Properties unto Grantee, its successors and assigns, forever.

      THIS CONVEYANCE IS MADE WITHOUT WARRANTIES OR REPRESENTATIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND GRANTOR EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING, THE PROPERTIES ARE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO TITLE TO THE PROPERTIES OR RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE.

      This Conveyance is subject to that certain Agreement of Sale and Purchase dated July _____, 1997, between Grantor and Grantee.

      This Conveyance is being executed in several counterparts all of which are identical except that, to facilitate recordation, where a counterpart hereof is being recorded there may be omitted from Exhibit A to such counterpart portions of Exhibit A which describe properties located in jurisdictions other than the jurisdiction in which such counterpart is being recorded. Complete copies hereof including the entire Exhibit A have been retained by Grantor and Grantee. All of such counterparts together shall constitute one and the same instrument.

   IN WITNESS WHEREOF this Conveyance has been executed on ______________ ___, 1997 effective as to runs of oil and deliveries of gas, and for all other purposes, as of 7:00 a.m. local time at the locations of the Subject Properties, respectively, on April 1, 1997

                               EQUITABLE RESOURCES ENERGY COMPANY



                               By:
                                  -----------------------------------

                                   Name:
                                        -----------------------------

                                   Title:
                                         ----------------------------


STATE OF _________  (S)
                    (S)
COUNTY OF ________  (S)

  The foregoing instrument was acknowledged before me this ____ day of ________________, 1997, by ________________________________________, the
______________________________ of EQUITABLE RESOURCES ENERGY COMPANY, a West Virginia corporation, on behalf of such corporation.



                                    -----------------------------------------
                                    Notary Public in and for the State of
                                                                          ---
                                    Printed Name:
                                                 ----------------------------
                                    My Commission Expires:
                                                          -------------------

                               SCHEDULE 4(a)(v)

Without agreeing that the following matters are material within the meaning of
Section 4(a)(v), the following matters are disclosed.

1.   THE DEPARTMENT OF JUSTICE.
     -------------------------

     The Department of Justice and the Office of the Inspector General of the Department of the Interior are conducting an industry-wide investigation of whether producers have violated the False Claims Act in connection with underpayments of royalties for extraction of oil or gas on federal or Indian lands since 1986. Through a letter dated 02/03/97, the Department requested production of certain information on a voluntary basis. Buyer recognizes these matters may affect its ownership after the Effective Date.

                                 SCHEDULE 6(b)

     [Pending AFE Activities]

            AFE Item                  Permitted Elections
            --------                  -------------------


     [NONE]

                               SCHEDULE 7(b)(vi)

           [Environmental matters that will not constitute "Defects"]


Without agreeing that the following matters are material within the meaning of
Section 7(b)(vi), the following items are disclosed:


1. A field office away from the compressor plant has not yet been constructed although Seller has obtained approval from the BLM for a new field office.

2. The APD's have expired on the Balcron Federal #43-26 and #42014J wells for which the drilling locations were constructed. These locations must be reclaimed by November 15, 1997 unless a new APD is submitted for them.

3. Operation of the AJAX DPC 300 rental compressor at the Monument Butte gas plant is only approved until October 10, 1997. Tentative plans are to replace this unit with a larger AJAX DPC 600 compressor and a permit has been obtained for this modification. The new operator will either have to install the new compressor or obtain approval to continue using the smaller engine (this should not be difficult since they approved the larger engine). If installed, the new compressor will been to be source tested after installation.

4. Air emissions permitting has not been done for any production facilities other than the gas plant. However, Seller been working with State DAQ through the Utah Petroleum Association to establish a practical system for facility registrations. The state is aware that few oil and gas production facilities are permitted and they need special provisions to accommodate our industry.

                                   EXHIBIT A
                                   ---------

                                   (example)


                                           Recording data       Land
County/State   Lessor    Lessee    Date      Book/Page       Description
------------   ------    ------    ----    --------------    -----------

                                   EXHIBIT B
                                   ---------

                [WELL, WI AND NRI DATA TO BE SUPPLIED BY EREC]




                 Well or      Working       Revenue      Allocated
County/State    Unit Name     Interest      Interest*     Amount
------------    ---------     --------      --------      ------






                                      B-1